UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
1STDIBS.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1stdibs.com, Inc.
51 Astor Place, 3rd Floor
New York, New York 10003
(212) 627-3927
March 30, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of 1stdibs.com, Inc., which will be held at 2:00 p.m., Eastern Time, on Thursday, May 11, 2023. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/DIBS2023 and using the 16-digit control number included in your proxy materials.
The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.
We look forward to seeing you at the meeting.
Sincerely,

David S. Rosenblatt
Chief Executive Officer

1stdibs.com, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 11, 2023
To Our Stockholders:
1stdibs.com, Inc. will hold its 2023 Annual Meeting of Stockholders at 2:00 p.m., Eastern Time, on Thursday, May 11, 2023. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/DIBS2023 and using the 16-digit control number included in your proxy materials.
We are holding this Annual Meeting:
•to elect two Class II directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified;
•to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and
•to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Stockholders of record at the close of business on March 14, 2023 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail. Please review the detailed instructions on page 1 regarding your voting options.

By Order of the Board of Directors,

Melanie Goins
General Counsel and Secretary
New York, New York
March 30, 2023
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 11, 2023.
The Proxy Statement and Annual Report are available at
www.proxyvote.com

TABLE OF CONTENTS

i

1stdibs.com, Inc.
51 Astor Place, 3rd Floor
New York, New York 10003
PROXY STATEMENT
Information Concerning Voting and Solicitation
This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of 1stdibs.com, Inc., a Delaware corporation (“we,” “us,” “our,” “1stDibs” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Thursday, May 11, 2023 at 2:00 p.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”).
The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about March 30, 2023.
IMPORTANT
Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.
You may vote in one of the following ways:

Internet	Telephone	Mail	At the Virtual Meeting
Stockholders of record may vote online at www.proxyvote.com	Stockholders of record may call toll-free 1-800-690-6903	Follow the instructions in your proxy materials	Visit www.virtualshareholdermeeting.com/DIBS2023 and use the 16-digit control number included in your proxy materials

Questions and Answers About
the Proxy Materials and the Annual Meeting
Why am I receiving these materials?
Our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the Securities and Exchange Commission ("SEC"), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of March 14, 2023 (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays.
Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.
Who is entitled to vote?
Stockholders of record at the close of business on the Record Date, March 14, 2023, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.
A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 51 Astor Place, 3rd Floor, New York, New York 10003. Please contact our Secretary by telephone at (212) 627-3927 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available for examination by stockholders during the Annual Meeting using the 16-digit control number included in your proxy materials.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, a stockholder of record. The Notice has been sent directly to you by us.
Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record.
How do I vote?
You may vote using any of the following methods:
By Internet – Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.
By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on their proxy cards prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.
By Mail – If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR ALL” in Proposal 1 and “FOR”

Proposal 2. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.
At the Virtual Meeting – Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DIBS2023 and using the 16-digit control number included in your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend the meeting.

Internet	Telephone	Mail	At the Virtual Meeting
Stockholders of record may vote online at www.proxyvote.com	Stockholders of record may call toll-free 1-800-690-6903	Follow the instructions in your proxy materials	Visit www.virtualshareholdermeeting.com/DIBS2023 and use the 16-digit control number included in your proxy materials
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.
If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker and present it to AST at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.
How are votes counted?
For Proposal 1, the election of directors, you may vote “FOR” the Class I nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. “WITHHELD” votes will not affect the outcome. Broker non-votes will have no effect. Broker non-votes resulting from a broker’s failure to receive voting instructions from the beneficial owner of shares entitled to vote on Proposal 1 will have no effect.
For Proposal 2, the ratification of the appointment of independent registered public accounting, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect.
If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (i.e., “FOR” the election of the Class I nominees to our board of directors, and “FOR” Proposal 2, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).
If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary voting authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under stock exchange rules, such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for Proposal 2, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023, all proposals are considered a “non-routine” item for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

What vote is required to approve each item? How does the board recommend that I vote and what is the voting requirement for each of the proposals?
We have a form of majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate. The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected. If any nominee for director receives a greater number of “AGAINST” or "WITHHELD" votes than votes “FOR” in such election, our Bylaws require that such person must promptly tender his or her irrevocable resignation to our board of directors for the board’s consideration. If such director’s resignation is accepted by the board, then our board of directors, in its sole discretion, may fill the resulting vacancy or may decrease the size of the board in accordance with the provisions of our Bylaws.
The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:

Proposal	Board Recommendation	Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
1 Election of Directors	FOR each nominee	The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected.	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal
2 Ratification of the Appointment of Ernst & Young LLP	FOR	The affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting.	No effect Not considered votes cast on this proposal	Yes Brokers without voting instructions will have discretionary authority to vote

(1)    As noted below, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
(2)    Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
What constitutes a quorum?
The presence online at the Annual Meeting or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date, will constitute a quorum. As of the close of business on the Record Date, 39,509,346 shares of our common stock were outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
What is “householding” and how does it affect me?
We have adopted a process for mailing our proxy materials called “householding” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address.
If you prefer to receive multiple copies of our proxy materials at the same address, we will promptly provide additional copies upon request. If you are a stockholder of record, you may contact us by writing to Secretary, 1stdibs.com, Inc., 51 Astor Place, 3rd Floor, New York, New York 10003, or by calling (212) 627-3927. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.
If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?
Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.
Why are we holding a virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. We are using the virtual format to facilitate stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources, or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money.
How can I attend the virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/DIBS2023. To participate in, vote or ask questions at the Annual Meeting, you will also need the 16-digit control number, which is included in your proxy materials. If you have any questions about your control number, please contact the broker, bank or nominee that holds your shares. The Annual Meeting will begin promptly at 2:00 p.m., Eastern Time, on Thursday, May 11, 2023. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately 1:45 p.m., Eastern Time, on Thursday, May 11, 2023.
What if I have technical difficulties accessing or participating in the virtual Annual Meeting?
We will have technicians ready to assist you with technical difficulties you may have accessing, voting at or submitting questions at the Annual Meeting. Please refer to the technical support telephone number posted on the virtual meeting website login page.

PROPOSAL 1

ELECTION OF DIRECTORS
Directors and Director Nominees
Our amended and restated bylaws (“Bylaws”) provide that our board of directors shall consist of such number of directors as the board of directors may from time to time determine. Our board of directors currently consists of six directors. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board. Our board of directors is divided into three classes, each serving staggered, three-year terms:
●    Our Class I directors are David S. Rosenblatt and Paula J. Volent, and their terms will expire at the 2025 annual meeting of stockholders;
●    Our Class II directors are Matthew R. Cohler and Andrew G. Robb, and their terms will expire at the Annual Meeting; and
●    Our Class III directors are Lori A. Hickok and Brian J. Schipper, and their terms will expire at the 2024 annual meeting of stockholders.
Two Class II directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2026 or until their successors are duly elected and qualified, with the other classes of directors continuing to serve for the remainder of their respective terms. Class II directors shall be elected by a plurality of the votes cast (meaning that the director nominees who receive the highest number of shares voted “FOR” their election are elected as the Class II directors); provided, that if any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” in such election, our Bylaws require that such person must promptly tender his or her irrevocable resignation to our board of directors for the board’s consideration. Our board of directors may, in its sole discretion, elect to accept or reject such resignation.
The nominating and corporate governance committee of the board has recommended, and our board of directors has designated, Matthew R. Cohler and Andrew G. Robb as the nominees for Class II director to serve until the 2026 annual meeting of stockholders, and each has indicated to us that such individual will be able to serve. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by our board of directors, taking into account any recommendations of the nominating and corporate governance committee, to fill such vacancy.
The names of the Class II nominees and the other members of our board of directors and certain biographical information as of March 30, 2023 are set forth below:
Class II Director Nominees

Matthew R. Cohler
Age: 46 Director Since: September 2011 Independent Committees: •Audit
Matthew R. Cohler has served as a member of our board of directors since 2011. Mr. Cohler has been a Partner at Benchmark Capital, a venture capital firm, since June 2008. Before Benchmark Capital, Mr. Cohler served as Vice President of Product Management at Facebook, Inc. (Nasdaq: FB), a social media and networking company, from 2005 to June 2008, and as the Vice President of LinkedIn Corporation, an internet software company, from 2003 to 2005. Since November 2009, Mr. Cohler has served on the board of directors of Asana, Inc. (NYSE: ASAN), a task manager software company. Since December 2021, Mr. Cohler has served on the board of directors of KKR & Co. Inc. (NYSE: KRR), a global investment firm. Mr. Cohler previously served on the board of directors of Domo, Inc., a cloud software company, from July 2011 to March 2019, and Uber Technologies, Inc. (NYSE: UBER), a company that develops applications for road transportation, navigation, ride sharing, and payment processing solutions, from June 2017 to July 2019. Mr. Cohler holds a B.A. in Music from Yale University. Mr. Cohler brings extensive venture capital and financial expertise and expertise in the technology industry to our board of directors.

Andrew G. Robb
Age: 46 Director Since: June 2021 Independent Committees: •Compensation •Nominating and Corporate Governance
Andrew G. Robb has served as a member of our board of directors since June 2021. Since February 2020, Mr. Robb has been an investor in and advisor to multiple marketplace technology companies. Mr. Robb served as Chief Operating Officer of Farfetch Limited (NYSE: FTCH), a digital marketplace for luxury fashion, from July 2010 to February 2020. Mr. Robb previously served as Managing Director of Cocosa.com, an online shopping club, from June 2008 to June 2010. Prior to that, Mr. Robb held management positions at eBay (Nasdaq: EBAY), a multinational e-commerce company, and Peoplesound.com Ltd., an online music sharing company. Mr. Robb holds a Bachelor of Law from the University of Oxford and an MBA from INSEAD. Mr. Robb brings extensive business experience as a senior executive of an online luxury retail company and other online and e-commerce companies to our board of directors.

Continuing Directors:

Lori A. Hickok
Age: 59 Director Since: June 2021 Independent Committees: •Audit •Compensation
Lori A. Hickok has served as a member of our board of directors since June 2021. Since August 2018, Ms. Hickok has served as a director for CarGurus, Inc. (Nasdaq: CARG), an automotive research and shopping website. Ms. Hickok served as Executive Vice President, Chief Financial and Development Officer for Scripps Networks Interactive, Inc. (“Scripps”), a mass media company, from July 2017 to April 2018. Prior to that time, Ms. Hickok served as Scripps’s Executive Vice President, Chief Financial Officer from March 2015 to June 2017, and Executive Vice President, Finance from July 2008 to February 2015. Prior to Scripps’s spin off from The E.W. Scripps Company (“E.W. Scripps”) (Nasdaq: SSP), a broadcasting company, on July 1, 2008, Ms. Hickok served as E.W. Scripps’s Vice President and Corporate Controller from January 2002 to June 2008. Ms. Hickok first joined E.W. Scripps in 1988, as a financial analyst in the company’s corporate finance department, and served as Chief Analyst for Corporate Development, New Media Operations Controller and Divisional Controller for E.W. Scripps’s former cable television systems division. Ms. Hickok also serves on the board of directors of Second Harvest Food Bank of East Tennessee. Ms. Hickok is a retired certified public accountant and received a B.S. in Accounting & Finance from Miami University. Ms. Hickok brings extensive finance and accounting background, including as an executive officer at a public company, to our board of directors.

David S. Rosenblatt
Age: 55 Director Since: November 2011 Committees: •None	David S. Rosenblatt has served as our Chief Executive Officer and as a member of our board of directors since November 2011. Mr. Rosenblatt previously served as President, Global Display Advertising, of Google, Inc. (“Google”), a multinational technology company specializing in Internet-related services and products, from October 2008 through May 2009. Mr. Rosenblatt joined Google in March 2008 in connection with Google’s acquisition of DoubleClick, a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and held several executive positions during his tenure, including Chief Executive Officer of DoubleClick from July 2005 through March 2008, and President of DoubleClick from 2000 through July 2005. Mr. Rosenblatt also serves as a member of the boards of directors of IAC Holdings, Inc. (Nasdaq: IAC), a holding company that owns several subsidiaries, primarily in the media and Internet industries, and Farfetch UK Limited, a subsidiary of Farfetch Limited (NYSE: FTCH), a digital marketplace for luxury fashion. Mr. Rosenblatt holds a B.A. in East Asian Studies from Yale University and an M.B.A. from the Stanford Graduate School of Business. We believe Mr. Rosenblatt brings to our board of directors an extensive experience in the online advertising and digital marketing technology and services industries, as well as significant management experience from his tenure with DoubleClick and Google, which in turn give him particular insight into business strategy and leadership, as well as a deep understanding of our industry and the Internet industry generally.

Brian J. “Skip” Schipper
Age: 62 Director Since: June 2021 Independent Committees: •Compensation
Brian J. “Skip” Schipper has served as a member of our board of directors since June 2021. Since February 2014, Mr. Schipper has served as a director of DHI Group, Inc. (NYSE: DHX) (“DHI”), an online careers platform, and has served as chairman of the board of directors of DHI since May 2019. Since May 2016, Mr. Schipper has served as the Executive Vice President and Chief People Officer for Yext, Inc. (NYSE: YEXT), a technology company. From January 2014 to March 2016, Mr. Schipper led Human Resources at Twitter (NYSE: TWTR), a social networking service. Prior to joining Twitter, Mr. Schipper served as Chief Human Resources Officer of Groupon (Nasdaq: GRPN), a global e-commerce marketplace, from June 2011 to January 2014. Mr. Schipper served as Chief Human Resources Officer at Cisco Systems, Inc. (Nasdaq: CSCO), a multinational technology company, from October 2006 to June 2011. Mr. Schipper has held executive level human resources and administrative roles at Microsoft Corporation (Nasdaq: MSFT), a multinational technology company, DoubleClick, Inc., an internet services company, PepsiCo, Inc. (Nasdaq: PEP), a multinational food and beverage company, Compaq Computer Corp., an information technology company, and Harris Corporation, an information technology company. Mr. Schipper holds an MBA from Michigan State University and a B.A. from Hope College. Mr. Schipper brings extensive industry experience and human resources expertise to our board of directors.

Paula J. Volent
Age: 66 Director Since: June 2021 Independent Committees: •Audit •Nominating and Corporate Governance
Paula J. Volent has served as a member of our board of directors since June 2021. Ms. Volent has served on the board of MSCI Inc. (NYSE: MSCI), a finance company, since February 2020. Since August 2021, Ms. Volent has served as Chief Investment Officer of Rockefeller University. Ms. Volent previously served as Senior Vice President for Investments and Chief Investment Officer of Bowdoin College from January 2006 to July 2021. Prior to that, Ms. Volent served as Vice President for Investments of Bowdoin College from January 2002 to January 2006, and Associate Treasurer at Bowdoin College from July 2000 to December 2002. Ms. Volent holds an M.B.A. from the Yale School of Management, a Master of Arts from the Institute of Fine Arts, New York University, and a Bachelor of Arts from the University of New Hampshire. We believe that Ms. Volent’s extensive investment management background makes her well-qualified to serve on our board of directors.

The Board of Directors Recommends a Vote “FOR” the Election of the Class II Nominees Set Forth Above as Directors of the Company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our business and affairs are organized under the direction of our board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling, and direction to our management. The board of directors is committed to sound and effective governance practices that promote long-term stockholder value and strengthen the board of directors’ management accountability to our stockholders, customers, and other stakeholders.
Director Independence
Our board of directors determined that five of the six directors on our board of directors qualify as independent directors, as defined under the Nasdaq stock exchange (“Nasdaq”) listing rules, including Matthew R. Cohler, Lori A. Hickok, Andrew G. Robb, Brian J. Schipper, and Paula J. Volent. There are no family relationships among any of our directors or executive officers.
Board Diversity
We are committed to diversity and inclusion, and the highly diverse nature of our board of directors reflects that commitment. Our Corporate Governance Guidelines articulate our belief that a variety of experiences and points of view contribute to a more effective decision-making process and our board of directors’ commitment to consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership.
The below Board Diversity Matrix reports self-identified diversity statistics for our board of directors in the format required by Nasdaq.

Board Diversity Matrix (as of March 30, 2023 and March 25, 2022)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	0
Board and Stockholder Meetings
Our board of directors held nine meetings during 2022. Each director attended at least 75% of the aggregate meetings held by our board of directors and the committees on which such director served, during the time such director was a director. We encourage our directors to attend our annual meeting of stockholders. Four of our six directors attended the 2022 annual meeting of stockholders.
Meeting of Non-Management and Independent Directors and Communications with Directors
The independent directors meet in an executive session in connection with each regularly scheduled board meeting, during which the independent directors have the opportunity to discuss management performance. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our board of directors welcomes questions or comments about the Company and our operations. If stockholders or interested parties wish to communicate with our board of directors, including our independent directors, they may send their communication in writing to: Secretary, 1stdibs.com, Inc., 51 Astor Place, 3rd Floor, New York, New York 10003. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder or interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our board of directors based on the subject matter.
Board Committees
We have established an audit committee, compensation committee, and nominating and corporate governance committee, each of which operate under a charter that has been approved by our board of directors and is available on our website www.investors.1stdibs.com under “Governance—Documents & Charters.” We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and Nasdaq. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

Audit Committee

Members: Lori A. Hickok (Chair) Matthew R. Cohler Paula J. Volent Number of meetings in 2022: Four
The functions of this committee include, among other things:
•evaluating the performance, independence, and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing, and effectiveness of our internal audit function;
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;
•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditors, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, auditing, or other matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
•reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.
Our board of directors has determined that each of the members of our audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
Our board of directors has determined that each member of our audit committee qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our board has considered each member’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Compensation Committee

Members: Brian J. Schipper (Chair) Lori A. Hickok Andrew G. Robb Number of meetings in 2022: Five
The functions of this committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our Chief Executive Officer
•making recommendations to our board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our board of directors;
•granting equity awards not subject to stockholder approval under applicable listing standards;
•reviewing and assessing the independence of compensation consultants, legal counsel, and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements, and any other material arrangements for our executive officers;
•reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members and officers;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing the annual report on executive compensation that the SEC requires in our annual proxy statement; and
•reviewing and evaluating on an annual basis the performance of the compensation committee and its charter and recommending such changes as deemed necessary with our board of directors.
Our board of directors believes that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Nominating and Corporate Governance Committee

Members: Paula J. Volent (Chair) Andrew G. Robb Number of meetings in 2022: Four
The functions of this committee include, among other things:
•identifying, reviewing, and making recommendations of candidates to serve on our board of directors;
•evaluating the performance of our board of directors, committees of our board of directors, and individual directors and determining whether continued service on our board is appropriate;
•evaluating nominations by stockholders of candidates for election to our board of directors;
•evaluating the current size, composition, and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;
•developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;
•reviewing and making recommendations to our board of directors regarding the stock ownership guidelines applicable to our non-employee board members and officers;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors’ current and emerging corporate governance trends;
•developing and reviewing periodically with the Chairman of the board of directors and the Chief Executive Officer the succession plan relating to the Chief Executive Officer and make recommendations to the board of directors with respect to such plan.
•reviewing periodically the nominating and corporate governance committee charter, structure, and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance; and
•discussing with management, the policies, programs, practices, and reports concerning environmental, social and governance matters, including sustainability, environmental protection, community and social responsibility, and human rights.
Our board of directors believes that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Corporate Governance
Board Leadership Structure
Our board of directors has adopted corporate governance guidelines that provide that the board of directors shall appoint an independent director to serve as our lead independent director for so long as we have a non-independent Chairperson. Currently, our Chief Executive Officer, David S. Rosenblatt, serves as the Chairperson of our board of directors. Our board of directors believes that our current structure, with Mr. Rosenblatt serving as Chairperson, gives our board of directors a strong leadership and corporate governance structure that best serves the needs of the Company and its stockholders. Our board of directors has appointed Matthew R. Cohler to serve as our lead independent director. As lead independent director, Mr. Cohler has the primary responsibilities to preside over all meetings at which the Chairperson is not present and serve as a liaison between the Chairperson and the independent directors.
Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, our board of directors is also responsible for monitoring our cybersecurity risks and assessing the sufficiency of our cybersecurity procedures, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements.
Form of Majority Voting for Uncontested Director Elections
Our Bylaws provide that if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director must promptly tender his or her irrevocable resignation for our board of directors’ or the nominating and corporate governance committee’s consideration. In addition, our Corporate Governance Guidelines provide that the board of directors shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the board of such resignation.
Environmental, Social, and Governance (“ESG”) Efforts
Our business creates a positive environmental and economic impact, balancing the needs of our buyers, sellers, partners, employees, investors and the environment. We are committed to extending the lifecycle of luxury goods by promoting their recirculation. As of December 31, 2022, approximately 64% of the listings on our marketplace are secondary. Buying an item on our marketplace offsets the need to manufacture a new item, and this opportunity to shop sustainably creates a positive economic impact for all parties.
We have built a talented, experienced management team led by our CEO, David Rosenblatt, who joined 1stDibs in November 2011 with a vision to transform the online luxury experience. Members of our management team have helped create and grow leading luxury, design, and technology businesses globally such as Amazon, Care.com, Christie’s, DoubleClick, Farfetch, Google, PayPal, Refinery29 and Shutterstock, and have retained a strong entrepreneurial spirit and a wide array of knowledge. We believe in the importance of fostering a diverse, inclusive, and safe workplace; diversity is both a priority and strength of our company. We strive to continue to improve representation throughout the organization. Below is a breakdown of how our U.S.-based team self-identifies as of December 31, 2022.

	Asian	Black or African American	Hispanic or Latino	White	Two or more races	Female
All Employees	17%	8%	8%	64%	3%	56%
Management(1)	—%	13%	—%	87%	—%	50%
(1) - Management is defined as our executive officers as of December 31, 2022.
The composition of our board of directors also reflects our commitment to diversity. Three of our six directors, including each chairperson of our Audit, Compensation, and Nominating and Corporate Governance committees, are female or a member of the LGBTQ+ community.
We are committed to building a diverse team and an inclusive workplace that respects and meets the needs of our diverse community of sellers, creators, and customers. To that end, we are leading a number of initiatives to further broaden the spectrum of our workforce and to create a culture of diversity, equity, and inclusion. Our goal is to ensure that all people feel welcome and are ultimately celebrated for their uniqueness.
Our efforts are focused on establishing business norms that promote Diversity, Equity, Inclusion, and Belonging (“DEIB”) both within the Company and across the broader design community. During the year ended December 31, 2022, our internal approach included educational, recruiting, and corporate social responsibility programs. We established six employee resource groups for the purpose of connecting employees with shared identities, backgrounds, and interests to help foster the Company’s culture of inclusion, and engage employees in our DEIB efforts. Externally, we continued to provide financial support to organizations through our employee giving and charitable donations program.
Corporate Governance Guidelines
Our board of directors has adopted written Corporate Governance Guidelines to ensure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The nominating and corporate governance committee assists our board of directors in implementing and adhering to the Corporate Governance Guidelines, including by approving any director’s simultaneous service on more than four public company boards. The Corporate Governance Guidelines are reviewed at least annually by the nominating and corporate governance committee, and changes are recommended to our board of directors as warranted.

Codes of Business Conduct and Ethics
We believe that our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of Nasdaq. Our board of directors will continue to evaluate our corporate governance principles and policies.
Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:
•compliance with laws, rules and regulations;
•confidentiality;
•conflicts of interest;
•corporate opportunities;
•competition and fair dealing;
•payments or gifts from others;
•health and safety;
•insider trading;
•protection and proper use of company assets; and
•record keeping.
Our board of directors has also adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer and Chief Financial Officer as well as other key management employees addressing ethical issues. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are each posted on our website investor.1stdibs.com. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our board of directors. Any waiver to the Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our board of directors or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.
To date, there have been no waivers under our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at www.1stdibs.com within four business days following the date of such amendment or waiver.
Corporate Governance Documents
Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, charters for each of the audit, compensation, and nominating and corporate governance committees and other corporate governance documents, are posted on the investor relations section of our website at www.1stdibs.com under the heading “Governance — Documents and Charters.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, 1stdibs.com, Inc., 51 Astor Place, 3rd Floor, New York, New York 10003.
Anti-Hedging Policy
Under our insider trading policy, our directors, officers, employees, consultants, and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges, without prior written pre-clearance from our General Counsel.
Our Director Nomination Process
Our board of directors nominates directors whose term is scheduled to expire at the next annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the board for nomination or election.
Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives, and skills. Our governance guidelines contain membership criteria that call for candidates to be selected for their character, judgment, leadership, business acumen, diversity of backgrounds, perspectives, skills, age, gender, ethnicity, and professional experience, the ability of a candidate to devote sufficient time and attention to the affairs of the Company, knowledge of or experience in the industry in which the Company operates in, and the extent to which a particular candidate would fill a present or anticipated need on the board of directors. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his, her , or their duties as a director. Our nominating and corporate governance committee also seeks to ensure that a majority of our directors are independent under the Nasdaq listing rules and that one or more of our directors qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules.
The nominating and corporate governance committee believes it appropriate for our Chief Executive Officer to participate as a member of our board of directors.
Prior to our annual meeting of stockholders, our nominating and corporate governance committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. The candidates are evaluated based on the criteria described above, and the candidate’s prior service as a director. If a director no longer wishes to continue in service, if the nominating and corporate governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board or other event, then the committee will consider whether to replace the director or to decrease the size of the board. If the decision is to replace a director, the nominating and corporate governance committee will consider various candidates for board membership, including those suggested by committee members, by other board members, a director search firm engaged by the committee or our stockholders. Prospective nominees are evaluated by the nominating and corporate governance committee based on the membership criteria described above and set forth in our corporate governance guidelines.
The nominating and corporate governance committee will consider candidates recommended by stockholders. A stockholder who wishes to suggest a prospective nominee for our board of directors should notify the Secretary of the Company or any member of the nominating and corporate governance committee in writing with any supporting material the stockholder considers appropriate. Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors at an annual meeting of stockholders. To be timely, our Bylaws provide that the stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not more than 120 days nor less than 90 days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees in connection with Company’s 2024 annual meeting of stockholders, other than the Company’s nominees, must provide the Company with a notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 and our Bylaws no later than March 12, 2024. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations pursuant to our Bylaws and under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. Our Bylaws also require that nominating stockholders and stockholder director nominees provide the Company with additional documentation, including, but not limited to, informational questionnaires and written representations as described in our Bylaws.
Director Compensation
The following table shows certain information with respect to the compensation of our non-employee directors during the fiscal year ended December 31, 2022:

Name	Fees earned or paid in cash ($)	Option awards ($)	Stock awards ($) (1)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Matthew R. Cohler	60,000	—	79,995	—	—	—	139,995
Lori A. Hickok	56,000	—	79,995	—	—	—	135,995
Andrew G. Robb	40,000	—	79,995	—	—	—	119,995
Brian J. “Skip” Schipper	42,000	—	79,995	—	—	—	121,995
Paula J. Volent	48,000	—	79,995	—	—	—	127,995

(1)    Amounts represent the aggregate fair value of the restricted stock unit ("RSU") awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) for financial reporting purposes, rather than amounts paid to or realized by the named individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our RSU awards. There can be no assurance that the RSU award value on vest will approximate the fair value as computed in accordance with ASC 718.

The following table sets forth the aggregate number of shares of common stock underlying RSU awards outstanding at December 31, 2022:

Name	Number of shares
Matthew R. Cohler	14,705
Lori A. Hickok	14,705
Andrew G. Robb	14,705
Brian J. “Skip” Schipper	14,705
Paula J. Volent	14,705
Standard Compensation Arrangements
Employee directors do not receive any compensation for service as members of our board of directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings.
We have adopted a non-employee director compensation policy that includes the following cash compensation for non-employee directors, which is based on a review of director compensation at comparable companies in our industry, consisting of a $30,000 annual retainer, an additional $20,000 annual retainer for the non-executive chair, and the following additional annual retainers for committee service:

Committee	Chair	Member
Compensation Committee	$12,000	$6,000
Nominating and Corporate Governance Committee	8,000	4,000
Audit Committee	20,000	10,000
The non-employee director compensation policy also provides for the annual grant of RSU awards under the 1stdibs.com, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) following the conclusion of each regular annual meeting of our stockholders to each non-employee director who will continue serving as a member of the board of directors. Each annual RSU award will be with respect to a number of shares of common stock equal to $150,000 divided by the ninety (90)-day trailing average closing price of the Company’s common stock, as determined on the twentieth (20th) day of the last month of the quarter immediately preceding the quarter in which the annual award is granted, rounded down to the nearest whole share. Each annual RSU award will become fully vested, subject to continued service as a director, on the earlier of (i) the first occurring of March 8, June 8, September 8 and December 8 (each, a “Company Vesting Date”) that is no less than twelve (12) months after the date of grant or (ii) the consummation of a change in control (as defined in the 2021 Plan); provided, that, if a non-employee director is not re-elected to serve on the board of directors (or decides not to stand for re-election) at the annual meeting of stockholders immediately following the grant date, such non-employee director’s annual award will vest on the date of such annual meeting.
If a non-employee director is elected to our board of directors after the Annual Meeting and other than at an annual meeting of our stockholders, such non-employee director will receive an award of RSUs upon election to our board of directors that is consistent with the foregoing, provided that such grant will be prorated in accordance with the following formula:
•if a non-employee director is elected to our board of directors at least six (6) months before the date of the next annual meeting of our stockholders, such non-employee director will receive the full amount (i.e., $150,000) of such RSU award;
•if a non-employee director is elected to our board of directors less than six (6) months before, but at least three (3) months before the date of the next annual meeting of our stockholders, such non-employee director will receive half (i.e., $75,000) of such RSU award; and
•if a non-employee director is elected to our board of directors less than three (3) months before the date of the next annual meeting of our stockholders, such non-employee director will not receive any portion of such RSU award.
Each person who joins our board of directors as a non-employee member will receive an RSU award under the 2021 Plan following their initial election to our board of directors. This initial RSU award will be with respect to a number of shares of common stock equal to $300,000 divided by the ninety (90)-day trailing average closing price of the Company’s common stock, as determined on the twentieth (20th) day of the last month of the quarter immediately preceding the quarter in which the initial award is granted, rounded down to the nearest whole share. This initial RSU award will vest in equal annual installments over three years or, if earlier, upon the consummation of a change in control (as defined in the 2021 Plan).
The aggregate value of all compensation granted or paid, as applicable, to any non-employee director for service as a non-employee director, including awards granted and cash fees we pay to such non-employee director, with respect to the twelve (12)-month period in which a non-employee director is first appointed or elected to the board of directors, will not exceed $1,000,000 in total value, and during any twelve (12)-month period following the initial twelve (12)-month period in which a non-employee director is first appointed or elected to the board of directors, will not exceed $750,000 in total value, in each case calculating the value of any awards based on the grant date fair value of such awards as determined for financial reporting purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following includes a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation.”
Registration Rights Agreement
In connection with the sale of redeemable convertible preferred stock, which converted to shares of common stock immediately prior to the closing of our initial public offering, we entered into a registration rights agreement with certain holders of our capital stock, including those that beneficially own more than 5% of our capital stock, Mr. Rosenblatt, our Chief Executive Officer, and Ross Paul, our Chief Technology Officer. The registration rights agreement, among other things, grants our preferred stockholders and certain of our common stockholders, including Mr. Rosenblatt and Mr. Paul, specified registration rights with respect to shares of our common stock, including shares of our common stock issued or issuable upon conversion of the shares of redeemable convertible preferred stock held by them.
Offer Letters
We have entered into offer letters with certain of our executive officers. See “Executive Compensation—Existing Offer Letters and Compensation Arrangements with our Named Executive Officers” and “Executive Compensation—Potential Payments Upon Termination or Change in Control.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Policies and Procedures for Transactions with Related Persons
We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness) in which we or any of our subsidiaries are participants, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director, or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an executive officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

EXECUTIVE OFFICERS
The names of our executive officers, and their ages as of March 30, 2023, are as follows:

Name	Age	Position
David S. Rosenblatt	55	Chairperson, Chief Executive Officer and Director
Ryan Beauchamp	35	Chief Product Officer
Thomas J. Etergino	56	Chief Financial Officer
Melanie F. Goins	42	General Counsel
Nancy Hood	59	Chief Marketing Officer
Carol Lattouf	35	SVP Operations
Alison K. Lipman	42	Chief People Officer
Ross A. Paul	43	Chief Technology Officer
Matthew Rubinger	35	Chief Commercial Officer
Certain biographical information of our executive officers are set forth below (except Mr. Rosenblatt’s information, which is set forth above under “Proposal 1 Election of Directors—Directors and Director Nominees—Continuing Directors”):
Ryan Beauchamp has served as our Chief Product Officer since March 2023. Mr. Beauchamp served in several roles at Google, a subsidiary of Alphabet Inc. (Nasdaq: GOOG) for ten years, including group product manager, from April 2022 to March 2023, senior product manager, from October 2020 to April 2022, and group product manager, from July 2017 to October 2020, all for the Google Ads business. Mr. Beauchamp holds a B.A. in Economics from Yale University and a M.S. in Computer Science from Stanford University.
Thomas J. Etergino has served as our Chief Financial Officer since March 2022, effective upon Ms. Nguyen’s resignation. Mr. Etergino served as the chief financial officer of Vesta Healthcare, a clinical provider group and digital health platform, since April 2017. Prior to that, Mr. Etergino served as the chief financial officer of Refinery29, a digital media and entertainment website focused on women and underrepresented voices, from March 2013 to April 2017. Mr. Etergino holds a B.S. in Business Administration and Accounting from Washington and Lee University.
Melanie F. Goins has served as our General Counsel since March 2021. From May 2019 until March 2021, Ms. Goins served as General Counsel for Care.com, Inc., an online family care marketplace. From August 2018 until April 2019, Ms. Goins served as General Counsel for Catalant Technologies, Inc., a software company. From March 2015 to August 2018, Ms. Goins served as Assistant General Counsel and then Associate General Counsel of Care.com, Inc. Ms. Goins holds a B.A. in Social Studies from Harvard University and a J.D. from Harvard Law School.
Nancy Hood has served as our Chief Marketing Officer since January 2019. From April 2018 to December 2018, Ms. Hood served as the Senior Vice President, Creator and Listener at SoundCloud Limited, an online audio distribution platform and music sharing website. From November 2015 to April 2018, Ms. Hood served as the Head of Consumer, PayPal Credit at PayPal Holdings, Inc. (Nasdaq: PYPL), a provider of a worldwide online payments system. Ms. Hood holds a B.A. in History and Art History from Bowdoin College and a J.D. from the New York University School of Law.
Carol Lattouf has served as our SVP Operations since February 2022. She previously served as Vice President of Operation from September 2021 to February 2022, a Senior Director of Business Operations and Logistics, from March 2020 to September 2021, and as a Senior Director of Operations from November 2018 to March 2020. Prior to joining 1stDibs, Ms. Lattouf served as Chief of Staff to the Chief Executive Officer of Theory, a contemporary fashion label, from November 2017 to November 2018. Prior to that, Ms. Lattouf served in various roles at Deloitte, a professional services firm, including Manager from August 2017 to November 2017, and Senior Consultant from October 2015 to August 2017. Ms. Lattouf has a B.B.A. in Business Administration and African Studies from Emory University and an M.B.A. from Columbia Business School.
Alison K. Lipman has served as our Chief People Officer since June 2019. From September 2016 until March 2018, Ms. Lipman served as a Senior Human Resources Leader for Amazon (Nasdaq: AMZN), a multinational technology company. From September 2016 until March 2018, Ms. Lipman was the head of Human Resources for the Shopbop East Dane division of BOP LLC, a subsidiary of Amazon. From April 2013 to August 2016, Ms. Lipman served on the People Team at Shutterstock, a provider of stock photography, stock footage, stock music, and editing tools, beginning as a Director and ending as Vice President, People. Ms. Lipman holds a B.A. in Psychology from American University and an M.S. in Industrial and Organizational Psychology from Baruch College.
Ross A. Paul has served as our Chief Technology Officer since January 2012. Prior to joining 1stDibs, Mr. Paul worked for MLB.com, official site of Major League Baseball, from October 2005 to December 2011, where he served as Vice President of

Engineering, helping to develop innovative programs like its stat-casting application, real-time pitch classifier and live mobile streaming-video platform, as well as products for connected devices, including video game consoles, Roku and Internet-enabled TVs. Mr. Paul has a B.A. in Computational Neuroscience from Cornell University.
Matthew Rubinger has served as our Chief Commercial Officer since November 2021. From August 2014 to November 2021, Mr. Rubinger served in several roles at Christie’s, a luxury and art auctions house, most recently as Global Head of Marketing from August 2020 to November 2021 where he oversaw demand generation for all of Christies’ activities.  Prior to that, Mr. Rubinger served as Deputy Chief Marketing Officer, from November 2018 to August 2020, and Senior Director, from September 2016 to October 2018.  Mr. Rubinger holds a B.A. in History from Vanderbilt University.

EXECUTIVE COMPENSATION
The following table sets forth information concerning the total compensation of the following persons, whom we refer to as our named executive officers: (i) our Chief Executive Officer and (ii) our two next most highly compensated executive officers during the fiscal year ended December 31, 2022.
Summary Compensation Table

Name and principal position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
David S. Rosenblatt	2022	195,000	—	3,954,645	—	—	4,149,645
Chief Executive Officer	2021	195,000	—	2,960,496	—	—	3,155,496
Thomas Etergino	2022	307,692	1,550,250	655,346	225,000	—	2,738,288
Chief Financial Officer	2021	—	—	—	—	—	—
Ross Paul	2022	342,115	1,861,965	—	148,500	—	2,352,580
Chief Technology Officer	2021	292,308	—	401,100	107,750	—	801,158

(1)    Mr. Etergino joined the Company on March 28, 2022, and his annualized salary for 2022 would have been $400,000. The amount in this column reflects the amount that Mr. Etergino received between his start date and December 31, 2022.
(2)    The amounts in this column represent the aggregate grant-date fair value of RSU awards granted to named executive officers under our equity incentive plans, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our RSU awards.
(3)    The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer under our equity incentive plans, computed in accordance with the FASB’s ASC Topic 718. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.
(4)    The amounts in this column represent the applicable named executive officer’s total annual performance-based cash bonus for the year ended December 31, 2022, as described below under “Annual Cash Bonuses.”

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our named executive officers. In setting our named executive officers’ base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our named executive officers, individual performance as compared to our expectations and objectives, our desire to motivate our named executive officers to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or equity incentives.
Base Salaries
In 2022, base salary was set in light of market data from peer group companies, Company performance and the Company's overall pay philosophy.
Annual Cash Bonuses
We maintain an annual Executive Bonus Plan in which our named executive officers, other than our Chief Executive Officer, participated in 2022. The bonus pool under the Executive Bonus Plan is determined based on the achievement of certain targets as determined by the Board in its sole discretion. Individual bonus payouts are then determined by applying the same percentage of overall achievement of such targets to each executive’s target bonus. Bonuses are not guaranteed and are awarded and payable at our compensation committee’s discretion. Executives must be employed on the date of payment to receive a bonus under the Executive Bonus Plan.
In 2022, Thomas Etergino and Ross Paul were eligible to receive an annual cash bonus targeted at $250,000 and $165,000, respectively, based on the attainment of the performance metrics as set forth in the Executive Bonus Plan for 2022. As calculated under the original terms of the Executive Bonus Plan for 2022, Mr. Etergino and Mr. Paul would have received the target bonus amounts. However, in light of the Company's overall financial performance and significant negative total shareholder return in 2022, the compensation committee determined to reduce the payout amounts to these named executive officers under the plan. Final amounts actually paid are set forth in the Summary Compensation Table above.
Equity Incentive Awards
Our equity incentive awards are designed to align our interests with those of our employees, including our named executive officers.
Stock options and RSUs are granted to our employees, including our named executive officers, under the 2021 Plan which is the successor to our 2011 Stock Option and Grant Plan (the “2011 Plan”).
Options are granted with an exercise price not less than the fair market value of shares of our common stock on the date of grant and generally become exercisable within four years after the date of grant, subject to accelerated vesting in certain circumstances. Options generally expire ten years from the date of grant. The 2021 Plan provides for the grant of incentive stock options, which qualify for favorable tax treatment to recipients under Section 422 of the Code, and nonstatutory stock options. Such awards may be granted to our employees, including officers, and to non-employee directors and consultants.
Health and Welfare Benefits and Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case on the same basis as all of our other employees. We do not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
We sponsor a tax-qualified Section 401(k) plan for our eligible United States employees, including the named executive officers. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed.
We do not provide employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans or nonqualified defined contribution plans.
Existing Offer Letters with Our Named Executive Officers
Below are descriptions of the material terms of our offer letters with our named executive officers. The offer letters generally provide for at-will employment and set forth the named executive officer’s base salary and eligibility for employee benefits.
Offer Letter with David S. Rosenblatt
On February 5, 2021, we entered into an offer letter with Mr. Rosenblatt which replaced and superseded his initial offer letter. The offer letter provides for an annual base salary of $195,000. Mr. Rosenblatt is not entitled to any cash severance entitlement under his offer letter. However, Mr. Rosenblatt is eligible to receive severance benefits under our Executive Severance Plan, as described in more detail under “Potential Payments upon Termination or Change in Control.”
Mr. Rosenblatt’s offer letter also provides that he shall continue to serve on the board of directors while he is Chief Executive Officer and that the appointment of a Chairperson of the board of directors (or its equivalent) other than himself or Matthew Cohler will require his consent.
Offer Letter with Thomas Etergino
On February 25, 2022, we entered into an offer letter with Mr. Etergino. The offer letter provides for an annual base salary of $400,000, and an annual target bonus of $250,000, which target amount was not prorated for fiscal year 2022. The offer letter also describes Mr. Etergino’s initial stock option and RSU awards, the material terms of which are set forth below in the “Outstanding Equity Awards at Year End” table. Mr. Etergino is not entitled to any cash severance entitlement under his offer letter. However, Mr. Etergino is eligible to receive severance benefits under our Executive Severance Plan, as described in more detail under “Potential Payments upon Termination or Change in Control.”
Offer Letter with Ross Paul
On February 5, 2021, we entered into an offer letter with Mr. Paul which replaced and superseded his initial offer letter. The offer letter provides for an annual base salary of $260,000. Mr. Paul is not entitled to any cash severance entitlement under his offer letter. However, Mr. Paul is eligible to receive severance benefits under our Executive Severance Plan, as described in more detail under “Potential Payments upon Termination or Change in Control.”
Employee Assignment of Intellectual Property, Confidentiality and Non-Competition Agreements
Each of our named executive officers has executed a form of our standard Employee Assignment of Intellectual Property, Confidentiality and Non-Competition Agreement which contains customary restrictions on competition, solicitation, and disclosure of confidential information as well as provisions regarding the assignment of intellectual property.
Potential Payments upon Termination or Change in Control
Executive Severance Plan
In February 2021, we adopted an Executive Severance Plan (the “Executive Severance Plan”) applicable to our Chief Executive Officer and members of our executive management team who report directly to our Chief Executive Officer (including each of our named executive officers) that is effective as of June 9, 2021. Under the Executive Severance Plan, if a named executive officer’s employment is terminated (i) by the named executive officer with “good reason” (as defined in the Executive Severance Plan and, in the case of Mr. Etergino, as modified by his offer letter), (ii) by us without “cause” (as defined in the Executive Severance Plan) or (iii) due to the named executive officer’s death or the named executive officer becoming disabled, and provided in each case the named executive officer (or his or her estate or representative, as applicable) signs and does not revoke our standard release of claims and complies with all applicable restrictive covenants and contractual obligations, the named executive officer will be entitled to receive:
•salary continuation payments for twelve (12) months following the named executive officer’s termination of employment;
•subsidized continued health insurance coverage under the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), for the named executive officer and his or her eligible dependents for a period of twelve (12) months following termination of employment; and
•reasonable outplacement assistance with an outplacement firm of our choosing.
If any named executive officer’s employment is terminated (i)(A) by the named executive officer with good reason, (B) by us without cause or (C) due to the named executive officer’s death or the named executive officer becoming disabled, and (ii) such termination occurs within twelve (12) months after a “change in control” (as defined in the Executive Severance Plan), and provided in each case the named executive officer (or his or her estate or representative, as applicable) signs and does not revoke our standard release of claims and complies with all applicable restrictive covenants and contractual obligations, the named executive officer will be entitled to receive:
•continued payments of an amount equal to the sum of (A) the named executive officer’s then current base salary plus (B) the named executive officer’s then current target annual bonus, in equal installments for a period of twelve (12) months following the named executive officer’s termination of employment;
•full vesting acceleration with respect to all outstanding equity compensation awards, with post-termination exercisability as specified in the applicable equity award agreement;
•subsidized continued health insurance coverage under COBRA for the named executive officer and his or her eligible dependents for a period of twelve (12) months following termination of employment; and
•reasonable outplacement assistance with an outplacement firm of our choosing.
In addition, in the event any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of such payments and benefits or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.
To the extent that an eligible named executive officer participates in any other plan or has entered into another agreement with us that also provides for one or more of the severance benefits provided under the Executive Severance Plan, then with respect to each such payment or benefit, the named executive officer will be entitled to receive either (i) such payment or benefit under such other agreement or (ii) the payment or benefit provided under the Executive Severance Plan, whichever of the foregoing results in the receipt by the named executive officer on an after-tax basis of the greater payment or benefit, and provided that the named executive officer does not receive any duplication of payments or benefits. None of the named executive officers is eligible to receive severance payments or benefits under any other plan or agreement with us.

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2022:

			Option Awards				Stock Awards
Name	Date Granted	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
David S. Rosenblatt	02/11/2016	11/01/2015	666,666	—	3.87	02/11/2026(1)	—	—	—	—
	05/14/2019	03/01/2019	187,500	12,500	4.56	05/14/2029(1)	—	—	—	—
	03/19/2021	03/01/2021	67,812	87,188	9.45	03/19/2031(1)	—	—	—	—
	03/19/2021	01/01/2022	158,228	203,438	9.45	03/19/2031(2)	—	—	—	—
	03/15/2022	03/08/2022	161,250	698,750	7.71	03/15/2032(1)	—	—	—	—
Thomas Etergino	06/02/2022	06/08/2022	—	180,000	5.85	06/02/2032(3)	—	—	265,000(5)	1,346,200
Ross Paul	04/30/2014	03/01/2014	50,666	—	3.87	04/30/2024(1)	—	—	—	—
	02/11/2016	01/01/2016	114,166	—	3.87	02/11/2026(1)	—	—	—	—
	05/15/2018	03/01/2018	16,666	—	4.11	05/15/2028(1)	—	—	—	—
	05/14/2019	03/01/2019	8,055	—	4.56	05/14/2029(1)	—	—	—	—
	06/19/2020	03/01/2020	32,292	—	4.59	6/19/2030(1)	—	—	—	—
	03/19/2021	03/01/2021	7,000	11,813	9.45	3/19/2031(1)	—	—	—	—
	03/19/2021	03/01/2021	21,437	27,563	9.45	3/19/2031(1)
	03/15/2022	03/08/2022							130,813(6)	664,530
	03/15/2022	03/08/2022							50,313(7)	255,590

(1)Option vests monthly over a forty-eight (48)-month period following the Vesting Commencement Date, subject to the named executive officer’s continued service with the Company through the applicable vesting date.
(2)Option vests over a forty-eight (48)-month period, with 20.8333% of the shares vesting on the Vesting Commencement Date, and with the remaining portion vesting in thirty-eight (38) equal monthly installments thereafter, subject to the named executive officer’s continued service with the Company through the applicable vesting date.
(3)Option vests over a forty-eight (48)-month period, with twenty-five percent (25%) vesting on the one year anniversary of the Vesting Commencement Date and the remaining portion vesting in thirty-six (36) equal monthly installments thereafter, subject to the named executive officer’s continued service with the Company through the applicable vesting date.
(4)The aggregate dollar value is calculated using the closing price of our common stock on December 30, 2022, the last trading day of fiscal 2022 of $5.08.
(5)RSUs vest over a sixteen (16)-quarter period, with twenty-five percent (25%) vesting on the one year anniversary of the Vesting Commencement Date and the remaining portion vesting in twelve (12) equal quarterly installments thereafter, subject to the named executive officer’s continued service with the Company through the applicable vesting date.
(6)RSUs vest quarterly over a sixteen (16)-quarter period following the Vesting Commencement Date, subject to the named executive officer’s continued service with the Company through the applicable vesting date.
(7)RSUs vest over a twelve (12)-quarter period, with fifty percent (50%) vesting in four (4) equal quarterly installments following the Vesting Commencement Date and the remaining portion vesting in eight (8) equal quarterly installments thereafter, subject to the named executive officer's continued service with the Company through the applicable vesting date.

Equity Awards
The award agreements for certain stock option grants made to our named executive officers include double-trigger vesting acceleration provisions, such that in the event of a termination of the named executive officer’s employment by us without “cause” (as defined in the 2011 Plan) or by the named executive officer for “good reason” (as defined in the applicable award agreement), in each case within twelve (12) months of a “sale event” (as defined in the 2011 Plan), such option will accelerate and become fully vested. Additionally, vesting of equity awards held by our named executive officers will accelerate as provided for under the Executive Severance Plan.

Equity Compensation Plan Information
The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,842,268(1)	$6.90	4,331,726(2)
Equity compensation plans not approved by security holders	—	—	—
Total	6,842,268	$6.90	4,331,726

(1)	Includes 4,034,287 shares issuable upon exercise of options outstanding under our 2021 Plan and 2,807,981 shares issuable upon settlement of RSUs outstanding under our 2021 Plan. The weighted average exercise price in column (b) does not take into account these RSUs.
(2)
Represents 3,151,824 shares available for future issuance under the 2021 Plan and 1,179,902 shares available for future issuance under our Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2022.
The 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2022 and ending on January 1, 2031, equal to the lesser of (x) 5% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (y) if our board of directors acts prior to the first day of the fiscal year, such lesser amount that our board of directors determines for purposes of the annual increase for that fiscal year. As of January 1, 2023, the 2021 Plan was increased by 1,963,010 shares pursuant to such evergreen provision.
The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock available for purchase under such plan shall be increased on the first day of each year beginning in 2022, equal to the lesser of (x) 1% of the number of shares of common stock outstanding on such date or (y) a lesser amount determined by our board of directors. As of January 1, 2023, the ESPP was increased by 392,602 shares pursuant to such evergreen provision.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 14, 2023 as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the Summary Compensation Table, (3) each of our directors and director nominees, and (4) all of our current directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 39,509,346 shares of common stock outstanding as of March 14, 2023.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable, or RSUs that vest, in each case, within 60 days of March 14, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o 1stdibs.com, Inc., 51 Astor Place, 3rd Floor, New York, New York 10003 and the persons listed have sole voting and dispositive power over the shares reported.

	Number of shares beneficially owned	Percentage of shares beneficially owned
Greater than 5% Stockholder
Entities affiliated with Benchmark Capital(1)	7,313,721	18.5%
Entities affiliated with Insight Partners(2)	5,064,454	12.8%
Entities affiliated with Foxhaven Asset Management, LP(3)	2,009,749	5.1%

Named Executive Officers and Directors:
David Rosenblatt(4)	3,556,636	8.7%
Thomas Etergino	—	—
Ross Paul(5)	410,627	1.0%
Matthew Cohler(6)	3,659,805	9.3%
Andrew G. Robb(7)	5,889	*
Lori A. Hickok(7)	5,889	*
Brian J. Schipper(7)	5,889	*
Paula J. Volent(7)	5,889	*

All current executive officers, directors and director nominees as a group (14 persons)(8)	8,160,722	19.6%
_______________
* Represents beneficial ownership of less than 1%.

(1)According to a Schedule 13G Amendment filed on February 14, 2023 by Benchmark Capital Partners V, L.P. (“BCP V”), consists of (i) 2,793,941 shares of common stock held of record by BCP V, (ii) 342,366 shares of common stock held of record by Benchmark Founders' Fund V, L.P. “BFF V”), (iii) 65,550 shares of common stock held of record by Benchmark Founders’ Fund V-A, L.P. (“BFF V-A”), (iv) 51,580 shares of common stock held of record by Benchmark Founders’ Fund V-B, L.P. (“BFF V-B”), (v) 400,479 shares of common stock held of record by Nominees of Benchmark Capital Management Co. V, L.L.C. “BCMC V”), (vi) 2,903,971 shares of common stock held of record by Benchmark Capital Partners VII, L.P. (“BCP VII”), (vii) 322,512 shares of common stock held of record by Benchmark Founders’ Fund VII, L.P. (“BFF VII”), (viii) 427,433 shares of common stock held of record by Benchmark Founders’ Fund VII-B, L.P. (“BFF VII-B”) and (ix) 5,889 shares of common stock beneficially owned by Matthew R. Cohler ("Cohler"). BCMC V, as the general partner of BCP V, BFF V, BFF V-A and BFF V-B, may be deemed to have sole power to vote the 3,653,916 shares directly owned by BCP V, BFF V, BFF V-A and BFF V-B, and Alexandre Balkanski (“Balkanski”), Bruce W. Dunlevie (“Dunlevie”), Peter Fenton (“Fenton”), J. William Gurley (“Gurley”), Kevin R. Harvey (“Harvey”), Robert C. Kagle (“Kagle”) and Mitchell H. Lasky (“Lasky”), the members of BCMC V, may be deemed to have shared power to vote these shares. Benchmark Capital Management Co. VII, L.L.C. (“BCMC VII”), as the general partner of BCP VII, BFF VII and BFF VII-B, may be deemed to have sole power to vote the 3,653,916 shares directly owned by BCP VII, BFF VII and BFF VII-B, and Cohler, Dunlevie, Fenton, Gurley, Harvey and Lasky, the members of BCMC VII, may be deemed to have shared power to vote these shares. The principal business address for Benchmark V, Benchmark VII and their affiliates is 2965 Woodside Road, Woodside, California 94062.

 (2) According to a Schedule 13G filed on February 9, 2022 by Insight Venture Partners IX, L.P. (“IVP IX”), consists of (i) 3,120,840 shares of common stock held of record by IVP IX, (ii) 1,550,668 shares of common stock held of record by Insight Venture Partners (Cayman) IX, L.P. (“IVP Cayman IX”), (iii) 330,652 shares of common stock held of record by Insight Venture Partners (Delaware) IX, L.P. (“IVP Delaware IX”) and (iv) 62,294 shares of common stock held of record by Insight Venture Partners IX (Co-Investors), L.P. (“IVP Co-Investors IX” and, together with IVP IX, IVP Cayman IX and IVP Delaware IX, the “IVP IX Funds”). The 5,064,454 shares of common stock held directly by the IVP IX Funds may be deemed to be beneficially owned by (i) IVP IX Funds, Insight Venture Associates IX, L.P. (“IVA IX”), as the general manager of the IVP IX Funds, (ii) Insight Venture Associates IX, Ltd. (“IVA IX Ltd”), as the general partner of IVA IX, and (iii) Insight Holdings Group, LLC, as the sole shareholder of IVA IX Ltd. The principal business address for the IVP IX Funds and their affiliates is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, New York, 10036.

 (3) According to a Schedule 13G Amendment filed by Foxhaven Asset Management, LP (“Foxhaven”) on February 14, 2023, the shares of common stock are held of record by Foxhaven for the accounts of Foxhaven Master Fund, LP (“Master”); Foxway, LP (“Foxway”), and Foxlane, LP (“Foxlane,” collectively with Master and Foxway, the “Foxhaven Funds”). Foxhaven, is a registered investment adviser that directs the voting and disposition of the shares of Common Stock directly owned by the Foxhaven Funds. Foxhaven Capital GP, LLC (“Foxhaven GP”), of which Michael Pausic and Nicholas Lawler are managing members, is the general partner of the Foxhaven Funds. Foxhaven, Messrs. Pausic and Lawler, and Foxhaven GP may be deemed to share voting and dispositive power over the shares. The principal business address for the Foxhaven Funds and their affiliates is 550 E Water Street, Suite 888, Charlottesville, VA 22902.

(4) Consists of (i) 1,471,475 shares of common stock held by Mr. Rosenblatt, (ii) 665,302 shares of common stock held by the 2012 David Rosenblatt Family Trust dated November 30, 2012, (iii) 22,500 shares of common stock held by the 2012 Laura T. Rosenblatt Family Trust dated December 4, 2012, and (iv) options to purchase 1,397,359 shares of common stock held by Mr. Rosenblatt that are exercisable within 60 days of March 14, 2023.

(5) Consists of (i) 163,470 shares of common stock and (ii) options to purchase 247,157 shares of common stock exercisable within 60 days of March 14, 2023.
(6) Consists of (i) 3,653,916 shares of common stock held by BCMC VII (see footnote (1) above) and (ii) options to purchase 5,889 shares of common stock exercisable within 60 days of March 14, 2023.
(7) Consists of options to purchase 5,889 shares of common stock exercisable within 60 days of March 14, 2023
  (8) Consists of (i) 6,106,142 shares of common stock beneficially owned, directly or indirectly, by our current executive officers and directors and (ii) options to purchase 2,054,580 shares of common stock that are exercisable within 60 days of March 14, 2023, owned, directly or indirectly, by our current executive officers and directors.

REPORT OF THE AUDIT COMMITTEE
The audit committee operates under a written charter adopted by the board of directors. A link to the audit committee charter is available on our website at www.1stdibs.com. All members of the audit committee meet the independence standards established by Nasdaq.
In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.
Within this framework, the audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2022. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Audit Committee
Lori A. Hickok (Chair)
Matthew R. Cohler
Paula J. Volent

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Ernst & Young LLP has audited our financial statements since 2013. Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table sets forth the fees billed by Ernst & Young LLP for audit and other services rendered:

	Year ended December 31,
	2022	2021

Audit Fees (1)	$1,306,900	$1,142,772
Audit-related Fees	—	—
Tax Fees(2)	$10,300	$38,625
All Other Fees	—	—

	$1,317,200	$1,181,397

(1)    Audit Fees reflects fees for professional services rendered by Ernst & Young LLP for the audit of the annual financial statements and the review of interim financial statements included in Quarterly Reports on Form 10-Q.
(2)    Tax fees consists of fees for professional services rendered by Ernst & Young LLP for tax advisory services.
Pre-approval Policies and Procedures
Our audit committee has implemented a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.
Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends a Vote “FOR” the Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2022 except as follows: Sarah Liebel, the Company's former Chief Revenue Officer, filed a Form 4 of January 14, 2022 that was required to be filed on January 7, 2022, regarding the exercise of options to purchase shares of common stock, and the subsequent sale of such common stock, on January 5, 2022. Carol Lattouf filed a Form 3 of March 17, 2022 that was required to be filed on March 6, 2022, and filed a Form 4 of March 17, 2022 that was required to be filed on March 10, 2022, regarding the vest of RSUs, and subsequent sale of shares to cover the Company's tax withholding obligations upon the RSU vest, on March 8, 2022. Ross Paul filed a Form 4/A of June 7, 2022 that was required to be filed on June 3, 2022, regarding the exercise of options to purchase shares of common stock, and the subsequent sale of such common stock, on June 1, 2022. Due to a delay in reporting from the Company's equity plan administrator, Melanie Goins, Nancy Hood, Carol Lattouf, Alison Lipman and Xiaodi Zhang, the Company's former Chief Product Officer, each filed a Form 4 of June 16, 2022 that was required to be filed on June 14, 2022, regarding the sale of shares on June 10, 2022 to cover the Company's tax withholding obligations upon the vesting of RSUs on June 8, 2022. Thomas Etergino filed a Form 4 of December 12, 2022 that was required to be filed on June 10, 2022, regarding the grant of RSUs and options to purchase common stock on June 8, 2022.

STOCKHOLDER PROPOSALS AND BUSINESS FOR THE 2024 ANNUAL MEETING
To be considered for inclusion in the Company’s proxy statement for the 2024 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 1, 2023. Proposals should be sent to our Secretary at 1stdibs.com, Inc., 51 Astor Place, 3rd Floor, New York, New York 10003. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail – Return Receipt Requested.
A stockholder proposal not included in the proxy statement for the 2024 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2024 annual meeting of stockholders, notice must be received between December 1, 2023 and December 31, 2023. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.
Other Matters
Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By Order of the Board of Directors,

Melanie Goins
General Counsel and Secretary

New York, New York
March 30, 2023

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2022 in writing to our Secretary, 1stdibs.com, Inc., 51 Astor Place, 3rd Floor, New York, New York 10003. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of March 14, 2023, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at www.1stdibs.com.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instruction and for electronic delivery of information. Vote by 11:59 P.M. ET on May 10, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DIBS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 10, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07315-P87526

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1STDIBS.COM, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of two Class II directors to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Matthew R. Cohler
02) Andrew G. Robb

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: In their discretion, each of the proxies is authorized to vote upon and to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V07316-P87526

1STDIBS.COM, INC.
Annual Meeting of Stockholders
May 11, 2023 2:00 P.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David Rosenblatt and Melanie Goins, jointly and severally, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of 1stdibs.com, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/DIBS2023 on Thursday, May 11, 2023, at 2:00 P.M., Eastern Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by 1stdibs.com, Inc., is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side